Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of The United States Code

I, David W. Martin, the Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer of The ServiceMaster Company, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The ServiceMaster Company.

/s/ David W. Martin
David W. Martin
August 15, 2011